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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

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
Name of Subsidiary                             State/Country of Incorporation
------------------                             ------------------------------
L. Perrigo Company                             Michigan
Perrigo Pharmaceuticals Company                Michigan
Perrigo International Inc.                     Michigan
Perrigo Company of South Carolina Inc.         Michigan
Perrigo Sales Corporation                      Michigan
Perrigo International Holdings Inc.            Michigan
Perrigo Research and Development Company       Michigan
Perrigo Company of Tennessee Inc.              Tennessee
Clay Park Labs Inc.                            New York
Clay Park Industries Inc.                      New York
Clay Park Distributors Inc.                    New York
ChemAgis USA Inc.                              New Jersey
Perrigo de Mexico S.A. de C.V                  Mexico
Quimica y Farmacia S.A. de C.V.                Mexico
Perrigo do Brasil Ltda.                        Brazil
Wrafton Laboratories Limited                   United Kingdom
Perrigo U.K. Acquisition Limited               United Kingdom
Wrafton Trustees Limited                       United Kingdom
Barum Limited                                  United Kingdom
Perrigo U.K. Limited                           United Kingdom
Perrigo Ventures Limited                       United Kingdom
Wrafton Overseas Limited                       United Kingdom
Perrigo Israel Holdings Inc.                   Israel
Agis Industries (1983) Ltd.                    Israel
Chemagis Ltd.                                  Israel
Perrigo Israel Opportunities II Ltd.           Israel
Yazranei Sabon Elite Ltd.                      Israel
Westeck Ltd.                                   Israel
Agis Commercial Agencies (1989) Ltd.           Israel
Arginet Investments and Property (2003) Ltd.   Israel
Careline (Pharmagis) Ltd.                      Israel
Agis Investments (2000) Ltd.                   Israel
Dovechem Ltd.                                  Israel
Neca Chemicals (1952) Ltd.                     Israel
Neca Marketing (1983) Ltd.                     Israel
Pharma Clal Ltd.                               Israel
Agis Distribution & Marketing (1989) Ltd.      Israel
Neca Mozarei Cosmetica (1990) Ltd.             Israel
Perrigo Laboratories India Private Ltd.        India
ChemAgis B.V.                                  Netherlands
ChemAgis Germany GmbH                          Germany


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